UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2005

WEATHERFORD INTERNATIONAL LTD.

(Exact name of registrant as specified in charter)

Bermuda	1-31339	98-0371344
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

515 Post Oak Boulevard
Suite 600
Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 693-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Appears on Page 4

Item 1.01. Entry into a Material Definitive Agreement

On June 6, 2005, we signed a definitive agreement to purchase Precision Drilling Corporation’s Energy Services Division and International Contract Drilling Division.

Under the terms of the agreement, we will pay aggregate consideration of 26 million of our common shares and approximately US$900 million in cash, based on current exchange rates. The cash portion of the consideration is payable in Canadian dollars.

The transaction is expected to be completed during the third quarter of 2005 and is subject to regulatory approvals, including U.S. and Canadian competition filings, and to other customary closing conditions.

Item 7.01. Regulation FD Disclosure

On June 6, 2005, we issued a news release announcing a definitive agreement to purchase Precision Drilling Corporation’s Energy Services Division and International Contract Drilling Division. A copy of the press release is attached as Exhibit 99.1.

On June 6, 2005, following the news release and the filing of this Current Report on Form 8-K, we will host a conference call to discuss the acquisition at 8:00 a.m. (CDT). We invite investors to listen to a play back of the conference call at our website, http://www.weatherford.com in the “investor relations” section. The call will be open to the public.

To access the call please contact the conference call operator at 800-901-5248, or 617-786-4512 for international calls, approximately 10 minutes prior to the scheduled start time, and ask for the Weatherford conference call. The passcode is “Weatherford”. A replay will be available until 5:00 p.m. central, June 13, 2005. The number for the replay is 888-286-8010, or 617-801-6888 for international calls; passcode 88618607.

Item 9.01. Financial Statements and Exhibit

(c)	Exhibit

99.1	Press release dated June 6, 2005 announcing a definitive agreement to purchase Precision Drilling Corporation’s Energy Services Division and International Contract Drilling Division.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: June 6, 2005	/s/ Lisa W. Rodriguez
Lisa W. Rodriguez
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBIT

Number	Exhibit
99.1	Press release dated June 6, 2005 announcing a definitive agreement to purchase Precision Drilling Corporation’s Energy Services Division and International Contract Drilling Division.